Exhibit 99.1

WORKSPORT ANNOUNCES FINAL PRICING AND INITIAL MODEL LINEUP FOR SOLIS SOLAR TONNEAU COVER

Industry First: Solar Folding Truck Bed Nano Grid For Overlanding, Work Sites, EVs, And Emergency Backup Launching November 28th, 2025.

West Seneca, New York, November 10, 2025 – Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S.-based innovator in advanced manufacturing and distributed clean energy technologies, serving both consumer and industrial markets, today announced final pricing and initial vehicle compatibility for its SOLIS truck mounted folding solar array, the Company’s flagship bed cover designed to work with the Worksport COR portable power system and other compatible battery generators.

SOLIS is a solar truck mounted folding solar array, it uses integrated high efficiency solar panels to collect energy to charge portable energy systems like the Worksport COR. In current configurations, the SOLIS cover is engineered to provide up to 490 watts of solar generation under ideal conditions, turning the truck bed into a mobile clean energy power plant.

With today’s announcement, Worksport is moving SOLIS toward commercial launch at scale, adding a new clean energy revenue stream on top of its existing hard and soft tonneau cover business. After a number of years of development and testing, the SOLIS cover will launch, as previously disclosed, on November 28th, 2025.

Final SOLIS pricing for launch: At launch, Worksport expects SOLIS to be offered at the following U.S. MSRPs, based on truck bed length:

●	$1,999 – Compact and mid size trucks with approximately 4-foot to 5-foot beds
●	$2,299 – Most popular 5.5-foot and similar short bed full size trucks
●	$2,499 – Long bed configurations of approximately 6.5-foot and above

Initial SOLIS model lineup covers many popular trucks. The initial SOLIS production run includes several hundred units across fitments for many of North America’s most popular pickup platforms in both light duty and mid-size segments. Early models are expected to include applications to fit:

●	Ford – F-150 (5.5-foot and 6.5-foot beds), Super Duty 6.5-foot HD applications, and Maverick compact truck
●	Chevrolet and GMC – Silverado and Sierra 1500 with 5.5-foot and 6.5-foot beds, including 6.5-foot HD fitments
●	Ram – Ram 1500 with 5.5-foot, approximately 5.7-foot, and 6.5-foot beds
●	Toyota – Tacoma with 5-foot and 6 foot beds, and Tundra 5.5-foot beds
●	Nissan – Frontier with 5-foot beds
●	Honda – Ridgeline with 5-foot beds
●	Jeep – Gladiator with 5-foot beds
●	Chevrolet and GMC mid size – Colorado and Canyon with 5-foot beds

Additional applications are expected to follow as Worksport expands its SOLIS portfolio to cover more truck models and bed configurations over time.

SOLIS is designed as a premium, hard folding solar truck bed array that not only secures cargo but also harvests clean energy anywhere the truck goes. Built on Worksport’s tonneau engineering and made for integration with the Company’s U.S. manufacturing base, SOLIS combines rugged construction and solar generation into a single custom fit truck bed system.

SOLIS plus COR: a portable nano grid built into the truck bed. When paired with the Worksport COR mobile battery generator, SOLIS becomes the solar engine of a complete truck bed nano grid. Solar energy collected by SOLIS flows to the COR system, which can provide 2000W @ 110 V AC power - suitable for tools, appliances, and electronics through standard household style outlets.

This SOLIS plus COR combination is designed for:

●	Camping and overlanding – Running fridges, lights, electronics, and cooking gear at camp without a gas generator
●	Work sites and trades – Powering saws, drills, batteries, and jobsite tools from the truck bed
●	Tailgating and events – Supporting TVs, speakers, lights, and cooking equipment at games and gatherings
●	Emergency and disaster readiness – Providing clean, quiet backup power for essential home devices when the grid goes down
●	EV support and range extension scenarios – Supplying auxiliary power that can help reduce the load on an electric truck’s main battery in certain uses. Worksport is actively exploring direct integration with OEM Partnerships.

Steven Rossi, Chief Executive Officer commented, “We believe the SOLIS and COR nano grid can open multiple growth lanes for Worksport, from camping and overlanding to commercial fleets and emergency power applications. As we bring SOLIS to market, our goal is to build a high margin, recurring revenue engine around solar integrated truck accessories, portable power systems, and related energy products that can create long term value for our customers and shareholders.”

Availability and launch timing

Worksport has previously highlighted November 28, 2025, as a key target date for launching its next generation products through its online store, with launch prices for SOLIS starting at $1,999. The SOLIS cover will be sold through Worksport’s direct to consumer channels and select dealers, alongside the Company’s existing AL3 and AL4 hard tonneau covers and other accessories.

Specific ordering windows, ship dates, and additional model fitments for SOLIS will be announced as Worksport advances through final validation and ramps production.

Stay tuned for more information and join our mailing list to stay up to date with the latest: Join Worksport’s Newsletter.

Contacts

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789-128

W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Connect with Worksport Chief Executive Officer, Steven Rossi

Steven Rossi X (Twitter)

Steven Rossi LinkedIn

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, portable power systems, and clean heating & cooling solutions. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the electric vehicle (EV) sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and Cold-Climate Heat Pump (CCHP) technology. Terravis Energy’s website is terravisenergy.com.

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